EXHIBIT 10.10

THE EXCESS BENEFIT PLAN

OF

APPLERA CORPORATION

Amended and Restated

Effective July 1, 2004

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THE EXCESS BENEFIT PLAN

OF

APPLERA CORPORATION

     Applera Corporation, a Delaware corporation having its principal place of business in Norwalk, Connecticut, hereby restates as of July 1, 2004, The Excess Benefit Plan of Applera Corporation, which was effective as of August 1, 1984.

ARTICLE 1
Definitions

     The words and phrases defined hereinafter shall have the following meaning:

     Section 1.1 - Act. The Employee Retirement Income Security Act of 1974.

     Section 1.2 - Beneficiary. The person or persons named under the provisions of Section 4.4 of this Plan.

     Section 1.3 - Board of Directors. The Board of Directors of the Company.

     Section 1.4 - Change in Control. Shall mean an event that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (a) any “person” within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended, becomes the “beneficial owner” as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (b) during any two-year period, individuals who constitute the Board (the “Incumbent Board”) as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination, other than in response to an actual or threatened Change in Control or proxy contest) shall be, for

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purposes of this clause (b), considered as though such person were a member of the Incumbent Board; or (c) the approval by the Company’s stockholders of the sale of all or substantially all of the stock or assets of the Company.

     Section 1.5 - Code. The Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

     Section 1.6 - Company. Applera Corporation, a Delaware corporation, or any successor to it in ownership of all or substantially all of its assets.

     Section 1.7 - Committee. The Committee as appointed by the Board of Directors and shall be the same Committee as constituted under Article XII of The Employee Pension Plan of Applera Corporation.

     Section 1.8 - Defined Contribution Account– Shall mean the book account which reflects the credits under Section 4.1(b) and the investments gains or losses under Article 5 to the book account.

     Section 1.9 - Defined Contribution Credit– Shall mean the credit to a Participant’s Defined Contribution Account under Section 4.1(b) of the Plan.

     Section 1.10 - Effective Date. August 1, 1984. The effective date of this restatement is July 1, 2004.

     Section 1.11 - Employee. Any person, including any officer or director who is employed in the service of the Company and who is a participant in the Pension Plan or the Savings Plan.

     Section 1.12 - Measurement Funds. A Participant may elect one or more of the Measurement Funds selected by the Committee for the purpose of crediting additional amounts to his or her Defined Contribution Account. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund on a prospective basis at any time and in any manner it deems appropriate.

     Section 1.13- Pension Plan. The Employee Pension Plan of Applera Corporation.

     Section 1.14 - Plan. The Excess Benefit Plan of Applera Corporation.

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     Section 1.15 - Plan Year. The period August 1, 1992 through June 30, 1993 shall constitute a short Plan Year. Thereafter, a Plan Year shall mean each twelve (12) consecutive month period from July 1 to the next succeeding June 30.

     Section 1.16 - Savings Plan. The Employee 401(k) Savings Plan of Applera Corporation.

     Any word or phrase that is not a defined term in this section, which is a defined word or term in either the Savings Plan or Pension Plan and is used in this Plan, shall have the same meaning as it does in the Plan in which it appears.

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ARTICLE 2
Purpose of Plan

     Section 2.1 - Purpose. This Plan is designed to provide retirement benefits payable out of the general assets of the Company where benefits cannot be paid under the Pension Plan and/or contributions are limited under the Savings Plan because of the application of Code Section 415 and Code Section 401(a)(17) and the provisions of the Pension Plan and/or the Savings Plan which implement such sections.

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ARTICLE 3
Eligibility

     Section 3.1 - Eligibility. Participation in the Plan shall be limited to a select group of management or highly compensated Employees of the Company, as determined by the Committee in its sole discretion. From that group, the Committee shall select in its sole discretion, Employees to participate in the Plan.

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ARTICLE 4
Benefits

     Section 4.1 - Amount of Benefits. The benefit payable under this Plan shall be equal to the sum of the following amounts:

a)	the benefit, if any, which, when calculated under the Pension Plan without taking into account the provisions of the Pension Plan dealing with limits on pensions imposed by Code Section 415 and Code Section 401(a)(17), is in excess of the benefit payable to or on behalf of the Employee under the Pension Plan after taking into account such provisions; and

b)	an amount equal to the Company Matching Contributions which would have been allocated on behalf of the Employee under Article III of the Savings Plan if the limitations of Code Sections 401(a)(17) and 415 were inapplicable, adjusted to take into account investment income and gain or loss experienced by the Measurement Funds as selected by the Participant.

In order to receive a Defined Contribution Credit under this Plan, the Employee must make a Voluntary Tax Deferred Contribution to the Savings Plan equal to the Section 402(g) of the Code limitation. The amount of the Defined Contribution Credit under this Plan shall be equal to the lesser of (i) six percent (6%) of the Employee’s gross compensation before pre-tax reductions or (ii) the Section 402(g) of the Code limitation offset by the Company Matching Contribution in the Savings Plan.

Prior to July 1, 2004, the Plan also provided credits for Automatic Company Contributions and Additional Automatic Company Contributions which were impacted by the limitations described in the above paragraph.

     Section 4.2 - Form of Benefit Payment. Benefits payable to or on behalf of an Employee or his Beneficiary resulting from the provisions of Section 4.1 shall be payable as follows:

a)	A benefit payable under Section 4.1(a) shall be paid in monthly installments after adjustment in accordance with the optional form of benefits elected under the Pension Plan. The Beneficiary under this Section 4.1(a) shall be

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the same as the Pension Plan. Notwithstanding, if the lump sum present value of an Employee’s benefit at time of payment is equal to or less than $5,000, such benefit shall be paid in a lump sum.

b)	The form of a benefit payable under Section 4.1(b) shall be subject to the discretion of the Committee. It may be paid in the form of a lump sum, a term certain annuity, single life annuity, joint and survivor annuity or by a combination of such methods. Notwithstanding, if the Employee’s Defined Contribution at time of payment is equal to or less than $5,000, such Defined Contribution Account shall be paid in a lump sum.

     Section 4.3 - Time of Benefit Payments. Benefits due under this Plan shall be paid at such time or times following the Employee’s termination, retirement or death as the Committee in its discretion determines.

     Section 4.4 - Beneficiary in the Event of Death.

a)	Each Employer shall have the right, at any time, to designate his Beneficiary for purposes of the Section 4.1(b) Defined Contribution Account to receive any benefits payable under the Plan upon his death. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Employee participates.

b)	An Employee shall designate his Beneficiary in the form and manner specified by the Committee. An Employee shall have the right to change his Beneficiary by complying with the terms of the Committee’s rules and procedures, as in effect from time to time. If a married Participant names someone other than his spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary designation, all Beneficiary designations previously made shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation made by the Employee and accepted by the Committee prior to his death.

c)	No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its

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designated agent.

d)	Upon the death of an Employee, any remaining benefits due under this Plan to an Employee other than benefits resulting from subsection 4.1(a) shall be distributed to (i) the Beneficiary designated by the Employee under this Plan, or if none, (ii) the Beneficiary designated by the Employee under the Pension Plan, or if none, (iii) the Beneficiary designated by the Employee under the Savings Plan, or if none, (iv) the estate of the deceased Employee.

     Section 4.5 - Benefits Unfunded. Benefits payable under this Plan shall be paid by the Company each year out of its general assets and shall not be funded in any manner.

     Section 4.6 - Vesting. An Employee shall not have a right to a benefit under this Plan unless:

a)	for purposes of the Section 4.1(a) benefit, he has five (5) years of vesting service under the Pension Plan; and

b)	for purposes of the Section 4.1(b) benefit, he has completed years of vesting service under the Savings Plan in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more	100%

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ARTICLE 5
Investment Direction

     Section 5.1 - Investment of Defined Contribution Credit. A Participant shall elect, in such form and manner as the Committee may direct or permit, the percentage of his or her Defined Contribution Credit that will be deemed invested in each Measurement Fund. An initial investment election of a Participant shall be made as of July 1, 2004 for existing Participants and for new Participants, the date the Participant commences or recommences participation in the Plan. The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Defined Contribution Credit from and after the effective date of such election. Any investment election timely and properly made pursuant to this Section 5.1 with respect to a Participant’s Defined Contribution Credit shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

     Section 5.2 - Investment of Existing Defined Contribution Account. A Participant, in connection with his or initial Defined Contribution Credit election in accordance with Section 5.1 above, shall elect, in such form and manner as the Committee may direct or permit, the percentage of his or her exiting Defined Contribution Account that will be deemed invested in each Measurement Fund. The Participant may make changes to such investment elections at such times and in such manner as the Committee may permit, and such elections shall apply to his or her Defined Contribution Account from after the effective date of such election. Any investment election timely and properly made pursuant to this Section 5.2 with respect to a Participant’s Defined Contribution Account shall remain in effect until changed by the Participant. The Committee shall have complete discretion to adopt and revise procedures to be followed in making investment elections.

     Section 5.3 - Proportionate Allocation. In making any election described in Sections 5.1 and 5.2 above, the Participant shall specify, in any whole percentage, the percentage of his or her Defined Contribution Credit and/or Defined Contribution Account to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Defined Contribution Credit or Defined Contribution Account as the case may be). Such election shall be made in such form and manner as the Committee shall direct or permit.

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     Section 5.4 - Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Defined Contribution Account shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (a) a Participant’s Defined Contribution Account was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on such date and at the closing price on such date; (b) the portion of the Defined Contribution Credit that was credited was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable as of the close of business on the business day on which such amounts were credited to the Defined Contribution Account at the closing price on such date; and (c) any distribution made to a Participant that decreases such Participant’s Defined Contribution Account ceased being invested in the Measurement Fund(s), in the percentages applicable, as of the business day prior to the distribution, at the closing price on such date.

     Section 5.5 - No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Defined Contribution Credit and/or defined Contribution Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Defined Contribution shall not be considered or construed in any manner as an actual investment of, or as a requirement or direction to actually invest, his or her Defined Contribution Credit or Defined Contribution Account in any such Measurement Fund. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Defined Contribution Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf of the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

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ARTICLE 6
Administration

     Section 6.1 - Committee Duties. The Plan shall be administered by a Committee which shall be appointed by the Board of Directors and shall be the same Committee as constituted under Article XII of The Employee Pension Plan of Applera Corporation. Members of the Committee may be participants under the Plan. The Committee shall also have the absolute discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (b) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a participant shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by an Employee or the Company.

     Section 6.2 - Agents. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

     Section 6.3 - Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     Section 6.4 - Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

     Section 6.5 - Claims Procedure

     (a)      A claim for benefits under the Plan must be made to the Committee in writing. The Committee shall have the absolute power, authority and discretion to adjudicate claims. The applicant shall be notified in writing of any adverse decision with

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respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

(1)	the specific reason or reasons for the denial;

(2)	specific references to the pertinent Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;

(4)	an explanation of the Plan’s claim review procedures; and

(5)	a statement of the applicant’s right to bring civil action under ERISA.

If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the applicant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

     (b)      In the event a claim for benefit is denied, the applicant or his duly authorized representative, at the applicant’s expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial. In pursuing such appeal, the applicant or his duly authorized representative may:

(1)	request in writing that the Committee review the denial;

(2)	review all relevant documents, records, and other information relevant to the claim; and

(3)	submit issues and comments in writing.

     The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is

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required, written notice of the extension shall be furnished to the applicant before the end of the original sixty (60) day period which explains the reasons for the extension and the date a decision is expected. The decision on review shall be written in a manner calculated to be understood by the applicant, and shall include specific references to the pertinent Plan provisions on which such denial is based, a statement that applicants can receive free of charge copies of all documents, records, and other information relevant to the claim; a statement describing the applicant’s right to bring civil action under ERISA; and a description of voluntary appeals procedures, if any, offered by the Plan.

     Compliance with the forgoing provisions of Section 6.5 is a mandatory prerequisite to the Employee’s or Beneficiary’s right to commence any legal action with respect for benefits under the Plan.

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ARTICLE 7
Amendment and Termination

     Section 7.1 - Amendment and Termination. While the Company intends to maintain this Plan in conjunction with the Pension Plan and the Savings Plan for as long as necessary, the Company acting through its Board, reserves the right to amend and/or terminate it at any time for whatever reasons it may deem appropriate.

     Section 7.2 - Committee and Amendment of Plan. Notwithstanding Section 7.1 above, the Committee shall be authorized to amend the Plan without the approval of the Board. However, the Committee shall not have the authority to amend the Plan if such amendment shall have a financial impact to the Company of one million dollars or more.

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ARTICLE 8
Trust

     Section 8.1 - Establishment of the Trust Notwithstanding the Unfunded Status of the Plan. The Company may establish a grantor Trust, and may transfer over to the Trust such assets as the Company determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Defined Contribution Account.

     Section 8.2 - Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants, and the creditors of the Company to the assets transferred to the Trust.

     Section 8.3 - Distributions From the Trust. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under the Plan.

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ARTICLE 9
Miscellaneous

     Section 9.1 - Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

     Section 9.2 - Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interests, or claims in any property or assets of the Company. For purposes of the payment of benefits under the Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

     Section 9.3 - Company’s Liability. This Plan supersedes and shall be in lieu of all prior plans, arrangements, or understandings regarding the benefits provided by the Plan, whether written or oral.

     Section 9.4 - Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, alienate, or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment, or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise.

     Section 9.5 - Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a

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Participant the right to be retained in the service of the Company as an Employee or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

     Section 9.6 - Furnishing Information. A Participant or his or her Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

     Section 9.7 - Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     Section 9.8 - Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     Section 9.9 - Governing Law. The provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Connecticut without regard to its conflicts of laws principles.

     Section 9.10 - Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Applera Corporation
301 Merritt 7
Norwalk, CT 06851-1070
Attn: Vice President – Human Resources

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

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     Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

     Section 9.11 - Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant’s Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

     Section 9.12 - Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and, except as otherwise provided in Section 9.15, shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

     Section 9.13 - Validity. In case any provision of the Plan shall be determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     Section 9.14 - Incompetency. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetence, incapacity, or guardianship, as it may deem appropriate, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

     Section 9.15 - Legal Fees to Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board or (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should

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appear to any participant that the Company, or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish, or to recover from any participant the benefits intended to be provided, then the Company irrevocably authorize such participant to retain counsel of his or her choice at the expense of the Company to represent such participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company or any successor thereto in any jurisdiction.

     Section 9.16 - Tax Withholding. The Company or the trustee of the Trust shall withhold, in such manner as determined by the Company or the trustee (as the case may be) in its sole discretion, from any payments made to a Participant under the Plan such amount or amounts as may be required to comply with all federal, state, and local income, employment, and other withholding obligations.

     Section 9.17 - Effect on Other Employee Benefit Plans. Any benefit paid or payable under this Plan shall not be included in a Participant’s compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by an Employer except as may otherwise be required under the terms of such employee benefit plan.

The information contained herein has been provided by Applera Corporation and is the sole responsibility of Applera Corporation.